UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 22, 2009

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2009, the stockholders of AVX Corporation (the “Company”) approved the proposed 2009 AVX Corporation Management Incentive Plan, (“MIP”). The purpose of the MIP is to promote the interests of the Company and its subsidiaries by providing selected officers and key employees (9 participants as of June 1, 2009) annual bonus opportunities based upon the attainment of performance goals for the Company’s fiscal year as an incentive to continue and increase their efforts with respect to, and remain in the employ of, the Company and its subsidiaries.  The bonus arrangements under the MIP are materially consistent with arrangements previously available to the Company’s executive officers.

A description of the material terms of the MIP, as well as the MIP plan document as proposed was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 10, 2009 and is incorporated by reference into this report. The final approved plan document will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2009

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary